Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kenneth Smith

Chief Financial Officer

CIRCOR International, Inc.

781-270-1200

CIRCOR Reports Third Quarter Earnings of $0.28 Per Share

•	Revenues increased 4.3% while earnings per share climbed 16.7% on improved Petrochemical Segment performance

•	First nine months free cash flow reached 12.3% of revenues or 2.6 times net income

•	Orders increased 9.4% and total backlog rose 16.6% compared to last year excluding acquisitions

BURLINGTON, MA, October 23, 2003

CIRCOR International, Inc. (NYSE:CIR), a leading provider of valves and fluid control products for the instrumentation, fluid regulation and petrochemical markets, announced today results for the third quarter ended September 30, 2003. Net income for the third quarter of 2003 was $4.4 million, or $0.28 per diluted share, compared to $3.8 million, or $0.24 per diluted share, for the 2002 third quarter, an increase of 16.7% in earnings per share. Revenues for the 2003 third quarter were $86.7 million, an increase of 4.3% from $83.1 million for the third quarter of 2002.

For the nine months ended September 30, 2003, net income was $12.6 million, or $0.81 per diluted share, including special charges of $0.3 million pre-tax, or $0.01 per diluted share. Net income for the nine months ended September 30, 2002, totaled $11.3 million, or $0.73 per diluted share, which included special charges of $0.7 million pre-tax, or $0.03 per diluted share. Revenues for the nine months ended September 30, 2003, were $263.0 million, an increase of 7.3% from $245.1 million for the first nine months of 2002.

CIRCOR’s Chairman and Chief Executive Officer, David A. Bloss, Sr., commented on the Company’s financial results and market trends stating, “General market conditions improved slightly during the third quarter. Although end-user demand from most markets we serve remains weak, we are beginning to see some encouraging signs of improved economic conditions for many of our businesses. While orders were sequentially lower by 9.8% during the historically slow third quarter for steam-related applications and large international oil and gas project awards, we posted modest year-over-year increases in most business units. Our petrochemical, aerospace, military, medical/pharmaceutical and industrial valve businesses contributed to overall orders being up 9.4%, while total backlog increased 16.6% compared to the third quarter of last year, excluding the effect of acquisitions although assisted by the effect of year-over-year foreign exchange rate changes.”

Bloss further stated, “Meanwhile, our earnings and cash flow for the quarter remained strong despite difficult market conditions, including extremely competitive product pricing and low market demand, and our internal drive to reduce inventory levels, a process which utilizes our facilities below optimum levels. Despite these factors, we continued to control our costs and post higher profits and earnings per share for the quarter compared to last year while generating $7.2 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) during the quarter. For the first nine months of 2003, $32.2 million in free cash flow was generated, which equaled 2.6 times net income, or 12.3% of net revenues. At the end of the first nine months of 2003, net debt (debt less cash, cash equivalents, and marketable securities) had decreased to nearly zero.”

Bloss added, “Our management teams continue to identify additional cost reduction and consolidation opportunities. During the third quarter we decided to consolidate the Tomco quick disconnect product line manufacturing facility located in Painesville, Ohio, into our Hoke instrumentation products plant in Spartanburg, South Carolina.” Tomco was acquired by CIRCOR in October 2002 and is part of CIRCOR’s Instrumentation and Thermal Fluid Controls segment. Closing of the Tomco plant is expected to be completed in the fourth quarter 2003 at a total estimated cost of $1.0 million (before proceeds from sale of the property) with annual pre-tax savings expected of approximately $0.9 million beginning in 2004. Pre-tax special charges related to this move of $0.3 million were recorded during the third quarter with an additional $0.7 million of special charges expected to be incurred in the fourth quarter of 2003.

CIRCOR’s Petrochemical Product segment revenues increased 6.2% to $39.5 million from $37.2 million in the third quarter of last year and were up 10.5% on a year-to-date basis compared to the first nine months of 2002. Operating margins increased to 10.9% in the third quarter compared to 7.3% in the third quarter of last year. Operating margins also improved sequentially from 8.6% reported in the second quarter of 2003 due to ongoing cost reduction efforts and an improved mix of higher margin product sales. Orders for the quarter were up 13.8% while backlog increased 52.2% compared to last year as oil and gas markets improved in North America and international project activity remained healthy. Compared to the second quarter 2003, orders decreased 18.8% as traditionally slower third quarter activity for large international oil and gas project awards offset a modest order increase from North American petrochemical customers.

CIRCOR’s Instrumentation and Thermal Fluid Controls segment revenues were up 2.7% to $47.1 million for the third quarter compared to $45.9 million for the same period last year and up 5.0% on a year-to-date basis compared to the first nine months of 2002. These increases were primarily the result of acquisitions made in the fourth quarter of 2002 and stronger foreign currencies translated into U.S. dollars. Operating margins for this segment decreased to 11.4% in the third quarter compared to 14.9% last year as a result of reduced production levels due to market conditions, management efforts to further reduce inventory levels, and costs associated with the consolidation of the Tomco facility. Orders for this segment were up 13.1% compared to the third quarter of 2002 due to acquisitions, foreign exchange and modest increases in industrial instrumentation and military aerospace product demand. Orders declined slightly on a sequential basis while backlog dropped 6.2% versus last year but rose 4.3% sequentially.

The Company is providing guidance for its fourth quarter results indicating that it expects earnings, excluding any special charges, to be in the range of $0.31 to $0.35 per share.

CIRCOR International has scheduled a conference call to review its results for the quarter on Friday, October 24, 2003, at 9:00 a.m. ET. Interested parties may access the call by dialing 913-981-5518. A replay of the call will be available from noon ET on October 24, 2003, through midnight on Tuesday, October 28, 2003. To access the replay, interested parties should dial 888-203-1112, and enter confirmation code #285135 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Thursday, October 23, 2003, by 6:00 p.m. ET. The presentation slides may be downloaded from the Quarterly Earnings page of the Investors section on the CIRCOR Website: http://www.circor.com. An audio recording of the conference call also is expected to be posted on the Company’s website by October 28, 2003.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, thermal fluid regulation and petrochemical markets. CIRCOR’s executive headquarters are located at 35 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” “as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	September 30, 2003	December 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$74,847	$38,382
Marketable securities	—	4,064
Trade accounts receivable, less allowance for doubtful accounts of $2,176 and $2,041, respectively	62,286	56,130
Inventories	97,770	110,287
Prepaid expenses and other current assets	5,354	4,262
Deferred income taxes	6,054	5,884

Total Current Assets	246,311	219,009

Property, Plant and Equipment, net	64,102	64,365
Other Assets:
Goodwill	101,703	100,419
Other assets	6,015	6,941

Total Assets	$418,131	$390,734

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$31,820	$26,769
Accrued expenses and other current liabilities	24,455	19,967
Income taxes payable	4,449	2,801
Notes payable and current portion of long-term debt	16,768	18,596

Total Current Liabilities	77,492	68,133

Long-term Debt, net of current portion	58,333	59,394
Deferred Income Taxes	4,074	3,934
Other Noncurrent Liabilities	10,399	10,605
Minority Interest	4,582	5,009
Shareholders' Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,281,335 and 15,107,850 issued and outstanding, respectively	153	151
Additional paid-in capital	205,862	203,952
Retained earnings	50,109	39,200
Accumulated other comprehensive income	7,127	356

Total Shareholders' Equity	263,251	243,659

Total Liabilities and Shareholders' Equity	$418,131	$390,734

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net revenues	$86,661	$83,092	$263,048	$245,095
Cost of revenues	61,801	59,052	186,445	171,890

GROSS PROFIT	24,860	24,040	76,603	73,205
Selling, general and administrative expenses	16,788	16,361	53,545	49,882
Special charges	271	—	271	745

OPERATING INCOME	7,801	7,679	22,787	22,578
Other (income) expense:
Interest income	(192)	(246)	(495)	(819)
Interest expense	1,512	2,001	4,625	5,996
Other income, net	(362)	34	(1,054)	(246)

Total other expense	958	1,789	3,076	4,931

INCOME BEFORE INCOME TAXES	6,843	5,890	19,711	17,647
Provision for income taxes	2,464	2,120	7,096	6,353

NET INCOME	$4,379	$3,770	$12,615	$11,294

Earnings per common share:
Basic	$0.29	$0.25	$0.83	$0.75
Diluted	$0.28	$0.24	0.81	0.73

Weighted average common shares outstanding:
Basic	15,237	15,091	15,177	15,003
Diluted	15,812	15,511	15,620	15,543

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Nine Months Ended September 30,
	2003	2002
OPERATING ACTIVITIES
Net income	$12,615	$11,294
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	7,511	7,869
Amortization	223	232
Compensation expense of stock-based plans	203	249
Deferred income taxes (benefit)	(3)	62
(Gain) loss on disposal of property, plant and equipment	43	19
Loss on write-off of property, plant and equipment	30	325
Gain on sale of marketable securities	(64)	—
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(3,773)	5,270
Inventories	15,758	(9,574)
Prepaid expenses and other assets	(192)	(466)
Accounts payable, accrued expenses and other liabilities	7,372	6,662

Net cash provided by operating activities	39,723	21,942

INVESTING ACTIVITIES
Additions to property, plant and equipment	(5,793)	(3,164)
Proceeds from disposal of property, plant and equipment	38	30
Proceeds from the sale of marketable securities	4,128	—
Business acquisitions, net of cash acquired	—	(2,328)
Purchase price adjustments on previous acquisitions	—	1,088
Other	(17)	(56)

Net cash used in investing activities	(1,644)	(4,430)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	810	1,577
Payments of long-term debt	(3,924)	(7,086)
Dividends paid	(1,706)	(1,688)
Proceeds from the exercise of stock options	1,102	2,107
Conversion of restricted stock units	351	132

Net cash used in financing activities	(3,367)	(4,958)

Effect of exchange rate changes on cash and cash equivalents	1,753	133

INCREASE IN CASH AND CASH EQUIVALENTS	36,465	12,687
Cash and cash equivalents at beginning of year	38,382	57,010

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$74,847	$69,697

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
ORDERS
Instrumentation & Thermal Fluid Controls	$48,682	$43,033	$148,739	$139,652
Petrochemical	35,139	30,881	121,836	108,950

Total orders	$83,821	$73,914	$270,575	$248,602

	September 30,
	2003	2002
BACKLOG
Instrumentation & Thermal Fluid Controls	$37,524	$39,998
Petrochemical	44,718	29,387

Total backlog	$82,242	$69,385

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2002					2003
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR	2ND QTR	3RD QTR	9 MONTHS
NET REVENUES
Instrumentation & Thermal Fluid Controls	$46,417	$47,966	$45,886	$50,255	$190,524	$49,119	$50,963	$47,132	$147,214
Petrochemical	33,045	34,575	37,206	36,098	140,924	38,044	38,261	39,529	115,834

Total	79,462	82,541	83,092	86,353	331,448	87,163	89,224	86,661	263,048

OPERATING MARGIN
Instrumentation & Thermal Fluid Controls	16.4%	17.0%	14.9%	12.0%	15.0%	12.2%	12.5%	11.9%	12.2%
Petrochemical	6.9%	4.5%	7.3%	10.2%	7.3%	7.6%	8.6%	10.9%	9.1%
Segment operating margin	12.4%	11.7%	11.5%	11.2%	11.7%	10.2%	10.8%	11.5%	10.8%
Corporate expenses	-2.3%	-2.5%	-2.2%	-2.2%	-2.3%	-1.9%	-2.1%	-2.1%	-2.1%
Special charges	-0.6%	-0.4%	—	—	-0.2%	—	—	-0.3%	-0.1%
Total operating margin	9.6%	8.8%	9.2%	9.0%	9.2%	8.2%	8.7%	9.0%	8.7%
OPERATING INCOME
Instrumentation & Thermal Fluid Controls	7,607	8,138	6,845	6,024	28,614	5,982	6,359	5,622	17,963
Petrochemical	2,286	1,553	2,701	3,685	10,225	2,876	3,303	4,309	10,488

Segment operating income	9,893	9,691	9,546	9,709	38,839	8,858	9,662	9,931	28,451
Corporate expenses	(1,840)	(2,100)	(1,867)	(1,913)	(7,720)	(1,674)	(1,860)	(1,859)	(5,393)
Special charges	(453)	(292)	—	—	(745)	—	—	(271)	(271)

Total operating income w/ special charges	7,600	7,299	7,679	7,796	30,374	7,184	7,802	7,801	22,787
INTEREST EXPENSE, NET	(1,741)	(1,681)	(1,755)	(1,544)	(6,721)	(1,461)	(1,349)	(1,320)	(4,130)
OTHER (EXPENSE) INCOME, NET	(102)	382	(34)	440	686	275	417	362	1,054

PRETAX INCOME	5,757	6,000	5,890	6,692	24,339	5,998	6,870	6,843	19,711
PROVISION FOR INCOME TAXES	(2,072)	(2,161)	(2,120)	(2,409)	(8,762)	(2,159)	(2,473)	(2,464)	(7,096)

EFFECTIVE TAX RATE	36.0%	36.0%	36.0%	36.0%	36.0%	36.0%	36.0%	36.0%	36.0%
NET INCOME	$3,685	$3,839	$3,770	$4,283	$15,577	$3,839	$4,397	$4,379	$12,615

Weighted Average Common Shares Outstanding (Diluted)	15,541	15,732	15,511	15,462	15,610	15,533	15,634	15,812	15,620
EARNINGS PER COMMON SHARE (Diluted)	$0.24	$0.24	$0.24	$0.28	$1.00	$0.25	$0.28	$0.28	$0.81

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.26	$0.26	$0.24	$0.28	$1.03	$0.25	$0.28	$0.29	$0.82

EBIT	$7,498	$7,681	$7,645	$8,236	$31,060	$7,459	$8,219	$8,163	$23,841
Depreciation	2,745	2,672	2,452	2,474	10,343	2,470	2,563	2,478	7,511
Amortization of intangibles	79	79	74	75	307	74	75	74	223

EBITDA	$10,322	$10,432	$10,171	$10,785	$41,710	$10,003	$10,857	$10,715	$31,575

EBITDA AS A PERCENT OF SALES	13.0%	12.6%	12.2%	12.5%	12.6%	11.5%	12.2%	12.4%	12.0%

CAPITAL EXPENDITURES	$863	$1,081	$1,220	$1,254	$4,418	$795	$1,058	$3,940	$5,793

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

		2002					2003
		1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR	2ND QTR	3RD QTR	9 MONTHS

FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]		$7,091	$6,519	$3,480	$1,162	$18,252	$14,533	$10,508	$7,183	$32,224

ADD:	Capital expenditures	863	1,081	1,220	1,254	4,418	795	1,058	3,940	5,793
	Dividends paid	557	565	566	567	2,255	567	569	570	1,706

NET CASH PROVIDED BY OPERATING ACTIVITIES		$8,511	$8,165	$5,266	$2,983	$24,925	$15,895	$12,135	$11,693	$39,723

NET DEBT [TOTAL DEBT LESS CASH LESS CASH EQUIVALENTS LESS MARKETABLE SECURITIES]		$34,791	$26,853	$22,648	$35,543	$35,543	$20,209	$8,005	$254	$254

ADD:	Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419	65,017	74,847	74,847
	Marketable securities	—	—	—	4,064	4,064	4,072	1,464	—	—

TOTAL DEBT		$94,955	$94,408	$92,345	$77,990	$77,990	$75,700	$74,486	$75,101	$75,101

NET DEBT AS % OF NET CAPITALIZATION		13.3%	10.2%	8.7%	12.7%	12.7%	7.5%	3.0%	0.1%	0.1%

NET DEBT [As defined above]		$34,791	$26,853	$22,648	$35,543	$35,543	$20,209	$8,005	$254	$254
ADD:	Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419	65,017	74,847	74,847
	Marketable securities	—	—	—	4,064	4,064	4,072	1,464	—	—

TOTAL DEBT		$94,955	$94,408	$92,345	$77,990	$77,990	$75,700	$74,486	$75,101	$75,101

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS' EQUITY LESS CASH, LESS CASH EQUIVALENTS, LESS MARKETABLE SECURITIES]		$261,622	$262,783	$259,514	$279,202	$279,202	$270,090	$266,529	$263,505	$263,505
LESS:	Debt	(94,955)	(94,408)	(92,345)	(77,990)	(77,990)	(75,700)	(74,486)	(75,101)	(75,101)
ADD:	Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419	65,017	74,847	74,847
	Marketable securities	—	—	—	4,064	4,064	4,072	1,464	—	—

TOTAL SHAREHOLDERS' EQUITY		226,831	235,930	236,866	243,659	243,659	249,881	258,524	263,251	263,251
ADD:	TOTAL DEBT	94,955	94,408	92,345	77,990	77,990	75,700	74,486	75,101	75,101

TOTAL CAPITAL		$321,788	$330,338	$329,211	$321,649	$321,649	$325,581	$333,010	$338,352	$338,352

TOTAL DEBT / TOTAL CAPITAL		29.5%	28.6%	28.1%	24.2%	24.2%	23.3%	22.4%	22.2%	22.2%

EBIT [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE]		$7,498	$7,681	$7,645	$8,236	$31,060	$7,459	$8,219	$8,163	$23,841

ADD:	Other (income) expense, net	102	(382)	34	(440)	(686)	(275)	(417)	(362)	(1,054)

OPERATING INCOME		$7,600	$7,299	$7,679	$7,796	$30,374	$7,184	$7,802	$7,801	$22,787

EBITDA [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE PLUS DEPRECIATION PLUS AMORTIZATION]		$10,322	$10,432	$10,171	$10,785	$41,710	$10,003	$10,857	$10,715	$31,575

LESS:	Other (income) expense, net	102	(382)	34	(440)	(686)	(275)	(417)	(362)	(1,054)
	Depreciation	(2,745)	(2,672)	(2,452)	(2,474)	(10,343)	(2,470)	(2,563)	(2,478)	(7,511)
	Amortization of intangibles	(79)	(79)	(74)	(75)	(307)	(74)	(75)	(74)	(223)

OPERATING INCOME		$7,600	$7,299	$7,679	$7,796	$30,374	$7,184	$7,802	$7,801	$22,787

NOTE:	These non-GAAP key performance measures are provided for the convenience of financial analysts who have used such as additional measures of liquidity and leverage.